                                                                   EXHIBIT 99.22

                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.
                        NOTICE OF GRANT OF STOCK OPTION
                        -------------------------------

          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Genesys Telecommunications Laboratories, Inc. (the "Corporation"):

          Optionee:  1~
          --------

          Grant Date:  February 28, 1997
          ----------

          Exercise Price:  $7.50 per share
          --------------

          Number of Option Shares:   20,000 shares
          -----------------------

          Expiration Date:  February 27, 2007
          ---------------

          Type of Option:  Non-Statutory Stock Option
          --------------

          Date Exercisable:  Immediately Exercisable
          ----------------

          Vesting Schedule:  The Option Shares shall initially be unvested and
          ----------------
          subject to repurchase by the Corporation, at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to, the Option Shares in accordance with the following provisions:

          REGULAR VESTING SCHEDULE. Optionee shall acquire a vested interest in twenty-five percent (25%) of the Option Shares on each of the fifth, sixth, seventh and eighth anniversaries of the Grant Date, provided Optionee remains in service as a member of the Corporation's Board of Directors (the "Board") through each such anniversary date.

          ACCELERATED VESTING SCHEDULE. Optionee shall acquire a vested interest in the Option Shares on an accelerated basis in accordance with the following vesting schedule: after the close of each fiscal year, beginning with the 1998 fiscal year, in the event that Optionee has served on a committee of the Board of Directors in such fiscal year, vesting of 2,500 Option Shares will accelerate with respect to each committee of the Board on which Optionee has served, up to a maximum of two committees, provided however, that Optionee has attended at least 75% of the meetings held by such committee during the fiscal year. The shares to be accelerated will be those shares which would otherwise have been the first shares to vest in accordance with the Regular Vesting Schedule described above.

          In no event shall any additional Option Shares vest after Optionee's cessation of Board service.

          Optionee agrees to be bound by the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

          REPURCHASE RIGHTS.  OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION
          -----------------
SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL NOT BE TRANSFERABLE AND SHALL BE SUBJECT TO REPURCHASE BY THE CORPORATION, AT THE EXERCISE PRICE PAID PER SHARE, UPON OPTIONEE'S TERMINATION OF SERVICE AS A MEMBER OF THE BOARD. IN ADDITION, UNTIL SUCH TIME AS THE CORPORATION'S COMMON STOCK IS REGISTERED PURSUANT TO SECTION 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THE SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO A RIGHT OF FIRST REFUSAL EXERCISABLE BY THE CORPORATION. THE TERMS AND CONDITIONS OF SUCH RIGHTS SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

          No Impairment of Rights.  Nothing in this Notice or in the attached
          -----------------------
Stock Option Agreement shall interfere with or otherwise restrict in any way the rights of the Corporation or the Corporation's shareholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

          Definitions.  All capitalized terms in this Notice shall have the
          -----------
meaning assigned to them in this Notice or in the attached Stock Option
Agreement.

DATED: _______________________, 199__

                                       GENESYS TELECOMMUNICATIONS
                                        LABORATORIES, INC.


                                       By:    _____________________________


                                       Title: _____________________________

                                              _____________________________
                                              1~

                                       Address: ___________________________

                                                ___________________________


ATTACHMENTS
-----------

EXHIBIT A - STOCK OPTION AGREEMENT

                                      2.

                                   EXHIBIT A
                                   ---------

                             STOCK OPTION AGREEMENT
                             ----------------------